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                                                                   Exhibit 23.5

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

212-783-7000

                                              -------------------------
                                                       Salomon Brothers
                                                       -------------------------



                        CONSENT OF SALOMON BROTHERS INC
                        -------------------------------


     We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Proxy Statement/Prospectus referred to below, under this caption "The Merger - Opinion of Financial Advisor to the Ashland Coal Board of Directors" in, and to the inclusion of such opinion letter as Appendix B to, the Proxy Statement/Prospectus of Ashland Coal, Inc. and Arch Mineral Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Arch Mineral Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       SALOMON BROTHERS INC

                                       By /s/ Matt R. Wole III
                                          --------------------
                                            Managing Director


New York, NY
May 28, 1997


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